Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of             , 2021, by and between Lamar Partnering Corporation, a Cayman Islands exempted company (the “Company”), and Lamar Partnering Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (such registration statement, as may be amended from time to time, including to reflect changes in terms, the “Registration Statement”) for its initial public offering (“IPO”) of 30,000,000 units (or 34,500,000 units in the aggregate if the underwriters exercise their over-allotment in full) (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-fourth of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share, subject to adjustment (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to which substantially concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Sponsor shall purchase, on a private placement basis, up to an aggregate of 10,000,000 units (the “Forward Purchase Units”) at a price of $10.00 per Forward Purchase Unit, each comprised of one Class B ordinary share of the Company, par value $0.0001 per share (the “Forward Purchase Shares”), and one-fourth of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share, subject to adjustment (the “Forward Purchase Warrant(s)”); and

WHEREAS, at the time of, or prior to, the closing of the IPO, the Company, the Sponsor and Lamar Media Corp., a Delaware corporation (“LMC”), shall enter into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Sponsor and LMC relating to the Forward Purchase Units.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement,

and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.    Sale and Purchase.

(a)    Forward Purchase Units.

(i)    The Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, (1) the number of Forward Purchase Units that is the quotient of (x) the amount of capital committed to the Sponsor and allocated to this Agreement as notified by the Sponsor to the Company no later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company (the “Allocation Notice”), which amount shall be no more than $100,000,000 in the Sponsor’s sole discretion, and (y) $10.00 (the “Number of Forward Purchase Shares”), plus (2) the number of Forward Purchase Warrants which is the product of (x) the number of Forward Purchase Shares as determined by clause (1) and (y) 1/3 (the “Number of Forward Purchase Warrants”) for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPU Purchase Price”). No fractional Forward Purchase Warrants will be issued. Each Forward Purchase Warrant and its underlying Class A Share will have the same terms as the Warrants and their underlying Class A Shares to be issued in the IPO. Each Forward Purchase Warrant will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO.

(ii)    The Company shall deliver written notice to the Sponsor to purchase the Forward Purchase Units pursuant to Section 1(a)(i) hereof by delivering notice (the “Company Notice”) to the Sponsor, at least five (5) Business Days before the funding of the FPU Purchase Price, specifying the anticipated date of the Business Combination Closing and instructions for wiring the FPU Purchase Price to an account designated by the Company, which may be but need not be an interest-bearing account. At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in such Company Notice (or such later date as the Company and the Sponsor may agree), the Sponsor shall deliver the FPU Purchase Price in cash via wire transfer to the account specified in such Company Notice, to be held in escrow pending the FPU Closing (as defined below). If the FPU Closing does not occur within five (5) Business Days after the Sponsor delivers the FPU Purchase Price to such account, the Company shall, upon request of the Sponsor, return to the Sponsor the FPU Purchase Price (and to the extent that there is any interest on the account holding the FPU Purchase Price, such interest shall go the Sponsor), provided that the return of the FPU Purchase Price placed in escrow shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder and the Company may provide a subsequent Company Notice pursuant to this Section 1(a)(ii). For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iii)    The closing of the sale of the Forward Purchase Units (the “FPU Closing”) shall be held on the same date and substantially concurrently with the Business Combination Closing (such date being referred to as the “FPU Closing Date”). At the FPU Closing, the Company will issue to the Sponsor the Forward Purchase Shares and Forward Purchase Warrants.

(b)    Delivery of Forward Purchase Units.

(i)    The Company shall register the Sponsor as the owner of the Forward Purchase Shares and Forward Purchase Warrants included in the Forward Purchase Units with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the FPU Closing Date.

(ii)    Each book entry for the Forward Purchase Units shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Units shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)    Registration Rights. The Sponsor shall have registration rights as set forth in the Investor Rights Agreement substantially in the form attached as Exhibit 10.2 of the Registration Statement (the “Investor Rights Agreement”).

2.    Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Company as follows, as of the date hereof:

(a)    Organization and Power. The Sponsor is duly formed and validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Authorization. The Sponsor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Sponsor, will constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

(c)    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the execution of this Agreement.

(d)    Compliance with Other Instruments. The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)), which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement.

(e)    Purchase Entirely for Own Account. This Agreement is made with the Sponsor in reliance upon the Sponsor’s representation to the Company, which by the Sponsor’s execution of this Agreement, the Sponsor hereby confirms, that the Forward Purchase Units to be acquired by the Sponsor will be acquired for investment for the Sponsor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Sponsor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Sponsor further represents that the Sponsor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Units. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)    Disclosure of Information. The Sponsor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Units, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)    Restricted Securities. The Sponsor understands that the offer and sale of the Forward Purchase Units have not been registered under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Sponsor’s representations as expressed herein. The Sponsor understands that the Forward Purchase Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Sponsor must hold the Forward Purchase Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Sponsor acknowledges that the Company has no obligation to register or qualify the Forward Purchase Units for resale, except pursuant to the Investor Rights Agreement. The Sponsor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Units, and on requirements relating to the Company that are outside of the Sponsor’s control, and which the Company is under no obligation and may not be able to satisfy. The Sponsor understands that the offering to the Sponsor of the Forward Purchase Units is not, and is not intended to be, part of the IPO, and that the Sponsor will not be able to rely on the protection of Section 11 or Section 12 of the Securities Act with respect to the Forward Purchase Units.

(h)    No Public Market. The Sponsor understands that no public market now exists for the Forward Purchase Units, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Units.

(i)    High Degree of Risk. The Sponsor understands that its agreement to purchase the Forward Purchase Units involves a high degree of risk, which could cause the Sponsor to lose all or part of its investment.

(j)    No General Solicitation. Neither the Sponsor, nor any of its officers, directors, employees, agents, stockholders or partners, has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(k)    Non-Public Information. The Sponsor acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(l)    Affiliation of Certain FINRA Members. The Sponsor is neither a person associated nor affiliated with Morgan Stanley & Co. LLC and Citigroup Global Markets, Inc., to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(m)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Sponsor nor any person acting on behalf of the Sponsor nor any of the Sponsor’s affiliates (other than the Company) (the “Sponsor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Sponsor and this offering, and the Sponsor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company.

(n)    Sufficiency of Funds. On the FPU Closing Date, the Sponsor will have sufficient funds to pay the FPU Purchase Price pursuant to Section 1(a)(ii) of this Agreement.

3.    Representations and Warranties of the Company. The Company represents and warrants to the Sponsor as follows:

(a)    Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)    Capitalization. As of the date of this Agreement, the authorized share capital of the Company consists of:

(i)    500,000,000 Class A Shares, none of which are issued and outstanding.

(ii)    200,000,000 Class B Shares, none of which are issued and outstanding.

(iii)    500,000,000 Class C ordinary shares of the Company, par value $0.0001 per share, none of which are issued and outstanding.

(iv)    20,000,000 Class F ordinary shares of the Company, par value $0.0001 per share (“Class F Share(s)”), 8,625,000 of which are issued and outstanding (1,125,000 of which are subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with the IPO is not exercised in full). All of the issued and outstanding Class F Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(v)    50,000,000 preference shares of the Company, par value $0.0001 per share (“Preference Shares”), none of which are issued and outstanding.

(c)    Authorization; No Breach. (i) The execution, delivery and performance of this Agreement and the issuance and sale of the Forward Purchase Units, including the Forward Purchase Shares and the Forward Purchase Warrants included in the Forward Purchase Units, have been duly authorized by the Company as of the FPU Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Forward Purchase Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)    The execution and delivery by the Company of this Agreement and the issuance and sale of the Forward Purchase Units, including the Forward Purchase Warrants and the Forward Purchase Shares included in the Forward Purchase Units, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the FPU Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time (the “Articles”) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for (x) any filings required after the date hereof under federal or state securities laws, or (y) any required approval of the shareholders of the Company, as applicable.

(d)    Valid Issuance of Forward Purchase Units. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Forward Purchase Shares and the shares issuable upon exercise of the Forward Purchase Warrants will be duly and validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of the Sponsor in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Units will be issued in compliance with all applicable federal and state securities laws. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Sponsor will have good title to the Forward Purchase Warrants and the Forward Purchase Shares purchased by it and the shares issuable upon exercise of the Forward Purchase Warrants, free and clear of all preemptive or similar rights, taxes, liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Sponsor.

(e)    Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Sponsor in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), and such as may be required under state securities or blue sky laws of any jurisdiction.

(f)    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Articles or other constitutional documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)    No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(h)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, the Company has not made and does not make nor shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Sponsor Parties.

4.    Additional Agreements and Acknowledgements and Waivers of the Sponsor.

(a)    Trust Account.

(i)    The Sponsor hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO.

(ii)    The Sponsor hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Sponsor may have in respect of any Class A Shares purchased in the IPO or thereafter. In the event the Sponsor has any Claim against the Company under this Agreement, the Sponsor shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Sponsor may have in respect of any Class A Shares held by it.

(b)    No Short Sales. The Sponsor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect share charges or pledges (other than charges or pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c)    Allocation Notice. The Sponsor shall deliver the Allocation Notice to the Company immediately upon the allocation to this Agreement of capital which has been committed to the Sponsor (in accordance with all binding obligations of the Sponsor), which in no event shall be later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company.

5.    Additional Agreements of the Company and Reservation of Shares.

(a)    No Material Non-Public Information. The Company agrees that no information provided to the Sponsor in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b)    Nasdaq Listing. The Company will use commercially reasonable best efforts to effect and maintain the listing of the Class A Shares and the Warrants on The Nasdaq Capital Market (or another national securities exchange).

(c)    Reservation of Shares. The Company has reserved and shall keep available that maximum number of (i) its authorized but unissued Class B Shares and Forward Purchase Warrants that may be sold to the Sponsor pursuant to Section 1(a) of this Agreement, and (ii) the Class A Shares issuable upon (x) exercise of the Forward Purchase Warrants that may be sold pursuant to Section 1(a) of this Agreement and (y) conversion of Class B Shares that may be sold to the Sponsor pursuant to Section 1(a) of this Agreement.

(d)    Reserved Purchase Right for Additional Class B Shares.

(i)    If (A) the Company at any time or from time to time proposes to issue any equity or debt securities or incur any indebtedness in connection with a Business Combination (a “Capital Raise”), the Sponsor shall have the right to purchase (or designate another affiliate to purchase (such designee, the “Sponsor Designee”)), in whole or in part, from the Company, and the Company shall sell to the Sponsor or the Sponsor Designee, as applicable, at a price of $10.00 per share a number of Class B Shares equal to the total net proceeds to be raised in such Capital Raise divided by $10.00 or (B) the Sponsor desires to purchase Class B Shares of the Company prior to a Business Combination, the Sponsor shall have the right to purchase (or designate a Sponsor Designee to purchase), in whole or in part, from the Company, and the Company shall sell to the Sponsor or the Sponsor Designee, as applicable, at a price of $10.00 per share, a number of Class B Shares specified by the Sponsor or the Sponsor Designee, if applicable, by written notice to the Company (clauses (A) and (B), collectively, the “Purchase Right”).

(ii)    The Company shall give written notice to the Sponsor of any proposed Capital Raise or Business Combination as promptly as practicable, but in no event later than ten (10) Business Days prior to such Capital Raise or Business Combination, which notice shall set forth all terms and conditions of the Capital Raise or Business Combination, as applicable, including (A) the number of (or formula for determining such number) and a description of the securities to be issued (including whether such number of securities includes the amount of securities to be purchased by the Purchase Right); (B) the issuance date; (C) the offerees or transferees; and (D) the purchase price per security. Such notice shall be deemed updated by delivery of the final documentation for such issuance to the Sponsor.

(iii)    The Purchase Right shall be exercisable with respect to a Capital Raise or Business Combination by delivery of written notice to the Company (the “Purchase Right Notice”) no later than five (5) Business Days after receipt of the Company’s notice of such Capital Raise or Business Combination, respectively, specifying the number of Class B Shares to be purchased (which number may be updated from time to time by the Sponsor or the Sponsor Designee, if applicable, in response to changes to the terms and conditions of the Capital Raise or Business Combination). If the Sponsor or the Sponsor Designee, as applicable, exercises the Purchase Right, the Company shall issue to the Sponsor or the Sponsor Designee, as applicable, and the Sponsor (or Sponsor Designee, as applicable) shall purchase the number of Class B Shares specified in the Purchase Right Notice (A) on the same date as, and immediately prior to, the Capital Raise or Business Combination, as applicable or (B) at such date and time as mutually agreed among the Company and the Sponsor or the Sponsor Designee, as applicable, in each case, subject only to the consummation of the Business Combination.

(iv)    The Purchase Right shall terminate automatically after consummation of the Business Combination.

6.    FPU Closing Conditions.

(a)    The obligation of the Sponsor to purchase the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Sponsor:

(i)    the Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Units;

(ii)    the representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct, in the case of the Company, as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except, in the case of the Company, where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iii)    the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPU Closing;

(iv)    no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Sponsor of the Forward Purchase Units; and

(v)    The Company shall have entered into an Investor Rights Agreement with the Sponsor and LMC, and such Investor Rights Agreement shall still be in effect as of the FPU Closing.

(b)    The obligation of the Company to sell the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)    the Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Units;

(ii)    the representations and warranties of the Sponsor set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement;

(iii)    the Sponsor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Sponsor at or prior to the FPU Closing; and

(iv)    no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Sponsor of the Forward Purchase Units.

7.    Termination. This Agreement may be terminated at any time prior to the FPU Closing:

(a)    by mutual written consent of the Company and the Sponsor;

(b)    automatically

(i)    if the IPO is not consummated on or prior to December 31, 2021;

(ii)    if the Business Combination is not consummated within twenty-four (24) months from the closing of the IPO (or 27 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Business Combination within 24 months from the closing of the IPO), unless extended upon approval of the Company’s shareholders in accordance with the Articles; or

(iii)    if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 7, the FPU Purchase Price (and interest thereon, if any), if previously paid, and the Sponsor’s funds paid in connection herewith shall be promptly returned to the Sponsor, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Sponsor or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.    General Provisions.

(a)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Lamar Partnering Corporation, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attn: Ross Reilly, email: [separately provided], with a copy to the Company’s counsel at: Locke Lord LLP, 600 Congress Avenue, Suite 2200, Austin, Texas 78701, Attention: Michelle Earley, Esq., email: mearley@lockelord.com.

All communications to the Sponsor shall be sent to the Sponsor’s address at Lamar Partnering Sponsor LLC, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attn: Ross Reilly, email: [separately provided].

(b)    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPU Closing.

(c)    Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d)    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)    Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(f)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g)    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h)    Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(i)    Jurisdiction. The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(j)    WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)    Amendments and Waiver. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company and the Sponsor. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(l)    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m)    Expenses. Each of the Company and the Sponsor will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n)    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. The word “Business Day” means any calendar day other than Saturday, Sunday, or a day on which banks in New York, New York or Denver, Colorado are authorized or required to be closed.

(o)    Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(p)    Adjustments. References herein to numbers of shares, the Class B thereof, and to per share prices, shall be appropriately adjusted to account for any reclassification, exchange, substitution, combination, share sub-division, reverse share subdivision, or share dividend or other share distribution made on or with respect to the applicable Class B of shares, occurring or effective following the date of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

LAMAR PARTNERING SPONSOR LLC

By:
Name:
Title:

COMPANY:

LAMAR PARTNERING CORPORATION

By:
Name:
Title: